Exhibit 10.56

CONVERSION NOTICE

To: MECOX LANE LIMITED (the “Company”)

The undersigned, being a holder of Preference Shares of the Company, hereby irrevocably (subject to the provisions of the next paragraph) instructs you to convert its Preference Shares into that certain amount of the Ordinary Shares of the Company in accordance with Article 7(ii)(d) of the currently effective Memorandum and Articles of Association of the Company, subject to and with effect immediately upon the completion of the Company’s initial public offering.

If (i) the Company does not intend to proceed with the Offering, (ii) the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn, (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), or (iv) if the Offering is not completed by January 31, 2011, then in each such case, this conversion notice shall be deemed to be revoked and the undersigned shall continue to hold all of its Preference Shares.

Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the currently effective Memorandum and Articles of Association of the Company.

(Signature page to follow)

IN WITNESS WHEREOF, the undersigned have executed or have caused to be executed, this Conversion Notice on October 1, 2010.

EVER KEEN HOLDINGS LIMITED

By:	/s/ Neil Nanpeng Shen
Name:	Neil Nanpeng Shen
Title:	Authorized Representative